UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2015

AMERIANA BANCORP

(Exact name of registrant as specified in charter)

Indiana	0-18392	35-1782688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2118 Bundy Avenue, New Castle, Indiana 47263-1048
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (765) 529-2230

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On January 1, 2015, Ameriana Bank (the “Bank”), the wholly owned subsidiary of Ameriana Bancorp (the “Company”), entered into amended employment agreements (the “Agreements”) with Jerome J. Gassen, President and Chief Executive Officer of the Bank, and John J. Letter, Chief Financial Officer of the Bank, reflecting non-material amendments that were disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on April 17, 2015. The Agreements reflected an extension of the term of the Agreements for a period ending 36-months from January 1, 2015, the revised effective date of the Agreements and an increase in the annual base salary to $343,000 and $160,000 for Messrs. Gassen and Letter, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement between Ameriana Bank and Jerome J. Gassen dated January 1, 2015

10.2	Employment Agreement between Ameriana Bank and John J. Letter dated January 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIANA BANCORP

Dated: July 21, 2015	By:	/s/ Jerome J. Gassen
Jerome J. Gassen
President and Chief Executive Officer